Exhibit 10.9

RSU Award Agreement – FY2025 Form (Director)

Magnera Corporation

2024 Omnibus Incentive Plan

Restricted Stock Unit Award Agreement

Award Number: [•]	Award Date: [•], 2024

Award Type: Restricted Stock Unit

Number of Restricted Stock Units: [•]

Vesting Schedule:

Vesting Date	RSUs Vesting
[•]	[•]

Method of Payment: This Restricted Stock Unit Award was earned on the Award Date set forth above. The Restricted Stock Units subject to this Award will be paid and settled as soon as practicable following the “Vesting Dates” set forth above, unless settlement on another date is triggered in accordance with the terms of this Award Agreement, in shares of the Company’s common stock (except as otherwise set forth herein) (“settlement”).

THIS CERTIFIES THAT Magnera Corporation, a Pennsylvania corporation f/k/a Glatfelter Corporation (the “Company”) has, on the Award Date specified above, granted to:

[Name]

(the “Participant”) a Restricted Stock Unit Award (the “Award”) to receive that number of Restricted Stock Units indicated above in the space labeled “Number of Restricted Stock Units,” subject to the terms and conditions contained in this Restricted Stock Unit Award Agreement (this “Award Agreement”) and the Company’s 2024 Omnibus Incentive Plan (the “Plan”), a copy of which is attached hereto. In the event of any conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail. Capitalized terms used in this Award Agreement without definition will have the meanings set forth in the Plan.

Each Restricted Stock Unit (an “RSU”), if vested and earned, represents the right to receive one (1) share of the Company’s common stock (the “Stock”).

* * * *

1.	Rights of the Participant with Respect to the RSUs.

(a)            No Shareholder Rights. The RSUs granted under this Award do not and will not entitle the Participant to any rights of a holder of Stock.

(b)            Dividend Equivalents. During the period from the Award Date to the issuance of shares of Stock pursuant to Section 2, the Participant will be credited with deemed dividends (a “Deemed Dividend”) in an amount equal to each cash dividend payable after the Award Date, just as though the Participant, on the record date for payment of the dividend, had been the holder of record of shares of Stock equal to the number of RSUs represented by this Award Agreement. The Deemed Dividends will be converted to a number of additional RSUs equal to the quotient, rounded down to the nearest whole number, obtained by dividing the Deemed Dividends by the Fair Market Value of one (1) share of Stock on the date the cash dividend to which it relates is paid. The Company will establish a bookkeeping record to account for the Deemed Dividends and additional RSUs to be credited to the Participant. The additional RSUs represented by Deemed Dividends are subject to the same vesting requirements as this Award.

(c)            Restriction on Transfer. The RSUs and any rights under this Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition of RSUs or other rights under this Award will (i) be void and unenforceable against the Company, and (ii) result in the immediate forfeiture of such Award and rights. Notwithstanding the foregoing, the Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any shares of Stock issued, or any cash paid, with respect to this Award upon the death of the Participant.

2.	Vesting and Settlement.

(a)            Timing of Settlement. Unless required by Section 3 or Section 4 herein, settlement of the RSUs shall occur within seventy (70) days after each Vesting Date (the date of such settlement, the “Settlement Date”), subject to the Participant not experiencing a Separation from Service prior to the Settlement Date, and no settlement will occur prior to the date on which the RSUs are scheduled to vest. The vesting schedule set forth on this agreement is cumulative but shall not exceed one hundred percent (100%) of the RSUs; if the vesting schedule or the provisions of this Agreement produce fractional units, the number of RSUs vesting shall be rounded down to the nearest whole unit. Neither this Section 2 nor any action taken according to this Section 2 will be construed to create a trust of any kind.

(b)            Form of Settlement. Settlement will be made in shares of Stock. The number of shares issued in satisfaction of the RSUs will be equal to the number of vested RSUs, rounded down to the next whole number of shares, and the Company will issue the shares, in book-entry form, registered in the Participant’s name or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be.

3.	Separation from Service Prior to a Vesting Date.

(a)            In General. Except as set forth in Sections 3(b) below, if, prior to a Vesting Date, the Participant has a Separation from Service with the Company or any Subsidiary for any reason, then settlement of the RSUs shall be triggered immediately, and all RSUs subject to this Award shall be settled within seventy (70) days following the date of the Separation from Service, regardless of whether an applicable Vesting Date has occurred.

(b)            Cause. Notwithstanding anything to the contrary herein, if the Participant experiences an involuntary removal as a director of the Company by vote of either the Board or the shareholders, in each case, and “Cause” is determined by the Company to exist, then this Award (and all Stock subject thereto, whether vested or unvested, settled or unsettled) will be immediately and irrevocably forfeited in its entirety.

(i)            For purposes of this Agreement, “Cause” shall mean (i) an act or acts of personal dishonesty taken by the Participant and intended to result in substantial personal enrichment of the Participant at the expense of the Company, (ii) the Participant’s continued failure to substantially perform for the Company the normal material duties related to Participant’s position as a non-employee director of the Company, (iii) violation by the Participant of any of the Company’s policies applicable to non-employee directors of the Company, including, but not limited to, policies regarding insider trading, confidentiality, non-disclosure, non-disparagement, related party transactions and conflicts of interest and any other written policy of the Company; or (iv) the conviction of the Participant of a felony.

FY2025 RSU Award Agreement – Page 2 of 4

4.	Tax Matters; Compliance with Code Section 409A.

(a)            Settlements of Stock in payment for RSUs as described herein that represent a “deferral of compensation” within the meaning of Code section 409A shall conform to the applicable requirements of Code Section 409A including, without limitation, the requirement that a distribution to the Participant, who at the time of his or her Separation from Service as a director is also a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i), which is made on account of the Participant’s Separation from Service shall not be made before the date which is six (6) months after the date of Separation from Service. However, distributions as aforesaid shall not be deemed to be a “deferral of compensation” subject to Code Section 409A to the extent provided in the exception in Treasury Regulation Section 1.409A-1(b)(4) for short-term deferrals.

(b)            The Company assumes no responsibility for individual income taxes, penalties or interest related to grant, vesting or settlement of any RSU. Neither the Company nor any affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting or settlement of the RSUs. The Participant should consult with Participant’s personal tax advisor regarding the tax ramifications, if any, which result from receipt of the RSUs, the subsequent issuance, if any, of shares of Common Stock on settlement of the RSUs, and the subsequent disposition of any such shares of Common Stock.

5.	Miscellaneous.

(a)            This Award does not confer on the Participant any right with respect to the continuance of any relationship with the Company or any Subsidiary, nor will it interfere in any way with the right of the Company to terminate such relationship at any time.

(b)            The Company will not be required to deliver any shares of Stock upon vesting of the RSUs until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(c)            All distributions under this Award shall be subject to any applicable clawback or recoupment policies, insider trading policies, policies prohibiting pledging or hedging of shares of common stock, and other polices that may be implemented by the Board or Committee from time to time.

(d)            An original record of this Award and all the terms thereof, executed by the Company, will be held on file by the Company. To the extent there is any conflict between the terms contained in the Award Agreement and the terms contained in the original record held by the Company, the terms of the original record held by the Company will control.

[Signature Page Follows]

FY2025 RSU Award Agreement – Page 3 of 4

MAGNERA CORPORATION

By:
[Name]
[Title]

By my signature below, I hereby acknowledge receipt of this Award Agreement on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge that I reviewed the Plan and agree to conform to all of the terms and conditions of the Award Agreement and the Plan.

Signature:		Date:
[Name]

FY2025 RSU Award Agreement – Page 4 of 4